Exhibit 99.2

PodcastOne (PODC) to Host Third Quarter Fiscal Year 2025 Financial Results Conference Call on
Wednesday, February 12, 2025, at 11:30 a.m. Eastern Standard Time

LOS ANGELES, Feb. 05, 2025 -- PodcastOne (NASDAQ: PODC), a leading publisher and podcast sales network plans to announce its operating and financial results for its third quarter fiscal year 2025 ended December 31, 2024, on Wednesday, February 12, 2025.

PodcastOne President, Kit Gray, and Chief Financial Officer, Aaron Sullivan will host the conference call, followed by a question-and-answer session.

To access the call, please use the following information:

Third Quarter Fiscal Year 2025 Earnings Conference Call

Date:	Wednesday, February 12, 2025
Time:	11:30 a.m. Eastern Time (8:30 a.m. Pacific Time)
Webcast Link:	PODC 3Q25 Earnings Conference Call
Dial-in:	+1 (800) 715-9871
International Dial-in:	+1 (646) 307-1963
Conference Code:	7454038

A telephone replay will be available commencing approximately three hours after the call and will remain available through Wednesday, 26th February 2025, by dialing +1(800) 770-2030 from the U.S., or +1(609) 800-9909 from international locations, and entering replay pin number: 7454038#. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company’s website here.

About PodcastOne

PodcastOne (NASDAQ: PODC) is a leading podcast platform that provides creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production and distribution. PodcastOne has over 3.5 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all channels, including its majority shareholder, LiveOne (NASDAQ: LVO), as well as Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to extend and/or refinance its indebtedness and/or repay its indebtedness when due; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, PodcastOne’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

IR Contact:

Chris Donovan
914-352-5853
PODC@mzgroup.us

Press Contact:

310.246.4600
Susan@Guttmanpr.com